Exhibit 99.1

FINANCIAL CONTACT: John Hohener

Vice President and CFO

Tel: (949) 221-7100 INVESTOR CONTACT:  Robert Adams, CFA

Vice President, Business Development and Investor Relations

Tel: (949) 221-710

Microsemi Acquires SEMICOA

Accretive Acquisition Strengthens Company’s Leadership in High Reliability Markets

IRVINE, Calif., July 15, 2008 (PrimeNewswire) — Microsemi Corporation (Nasdaq: MSCC), a leading manufacturer of high performance analog mixed signal integrated circuits and high reliability semiconductors, today announced its acquisition of substantially all of the assets of SEMICOA.

Founded in 1968, SEMICOA is a leader in the design, development, and manufacturing of semiconductors and smart munitions optoelectronics for the high reliability military, commercial aerospace and satellite markets and is a leading competitor in the small signal high reliability transistor markets as evidenced by its long list of DSCC qualifications. Total consideration for SEMICOA was approximately $25 million in cash.  Microsemi expects the acquisition will be accretive.

“SEMICOA is one of the leading private players in the high reliability marketplace, which makes this one of the most exciting and profitable acquisitions we have made in this area,” stated James J. Peterson, President and Chief Executive Officer of Microsemi Corporation.   “Not only is the acquisition accretive, but it also offers considerable long term synergies as we consolidate SEMICOA’s current operations.  In recent years SEMICOA has been rapidly expanding its capacity to meet strong end market demand and we fully expect to benefit from this investment as we consolidate its front-end and back-end equipment and operations into our Lawrence and Ireland facilities, thus increasing capacity while benefitting from our operational advantages.”

The company will hold a conference call to discuss the acquisition this morning at 9:00 am Eastern Daylight Time (6:00 am Pacific Daylight Time).  To participate in the conference call by telephone, please call:  (877) 264-1110 or (706) 634-1357 at approximately 8:50 am EDT (5:50 am PDT).  Please provide the following ID Number:  56263144.

A telephonic replay will be available from 9:45 am EDT (6:45 am PDT) on Tuesday, July 15, 2008 through 11:59 pm EDT (8:59 pm PDT) on Tuesday, July 22nd.  To access the replay, please call (800) 642-1687 or (706) 645-9291.  Please enter the following ID Number:  56263144.

About Microsemi

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements concerning the expected benefits of the acquisition and our expectation that the acquisition will be accretive, are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as difficulties integrating the acquired assets with our business, rapidly changing technology and product obsolescence, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, difficulties foreseeing future demand, potential non-realization of expected orders or non-realization of  backlog, product  returns, product  liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, difficulties and costs of protecting patents and other proprietary rights, and inventory obsolescence and difficulties regarding customer qualification of products. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.